Exhibit 10.22

CONTRACT No.

made between

THE BUYER

Zhejiang Yuhui Solar Energy Source Co., Ltd (ReneSola)

ADDRESS: No.8 Baoqun Road Yaozhuang

Industrial Park,

Jiashan Country, Zhejiang Provinec,

314117 China

Tel: +86 (0)573 4773058

Fax: +86 (0)573 4773383

and

THE SELLER:

ALD VACUUM TECHNOLOGIES GmbH

ADDRESS: Wilhelm-Rohn-Strasse 35, 63450 Hanau, Germany

Fax: 49-6181-307-3299

Tel: 49-6181-307-3078

This contract is made by and between the Buyer and Seller, whereby the Buyer agrees to buy and the Seller agrees to sell the under mentioned commodity according to the terms and conditions stipulated below:

ITEM	COMMODITIES; SPECIFICATIONS	ALL AMOUNTS in EUR
1

             Silicon Crystallisation Units Type SCU 400 capable of Melting, Crystallising, Annealing and Cooling Down of Photovoltaic Grade Silicon Ingots, scope of supply and service as per Annex 1,

-hereafter referred to as the Equipment or the Goods-

CIF Shanghai, China Seaport according to Incoterms 2000.

Total Contract Price

in words:                                         .

Contract Renesola / ALD 14.10.06

2	COUNTRY OF ORIGIN AND MANUFACTURERS: European Community; ALD Vacuum Technologies GmbH, Germany

3	PACKING:

To be packed in new strong wooden cases and suitable for long distance ocean transportation and to change of climate, well protected against rough handling, moisture, rain, corrosion, and shocks.

The Seller shall be liable – to the extent as covered by Seller’s transport insurance - for any direct damage of the commodity and direct expenses incurred on account of improper packing and for any rust attributable to inadequate or improper protective measures taken by the Seller in regard to the packing.

4	SHIPPING MARK:

The Seller shall mark on the four adjacent sides of each package with fadeless painting the package number, gross weight, net weight, measurement, Contract No., port of destination, consignee code and the wordings “KEEP AWAY FROM MOISTURE”; “HANDLE WITH CARE”, “THIS SIDE UP”, the lifting position, gravity centre and the shipping mark:

RENESOLA

Contract No.

5	TIME OF SHIPMENT (FOB delivery, i.e. date of Bill of Lading):

Earlier delivery in other sequences is allowed.

6	PORT OF SHIPMENT: European North-Sea Port

7	PORT OF DESTINATION: Shanghai Seaport China

8	TRANSPORT INSURANCE: Under CIF terms transport insurance for 110 % of the invoice value shall be arranged by the Seller.

9	PAYMENT TERMS:

All payment under this contract from the Buyer to the Seller shall be made via Industrial and Commercial Bank of China, Zhejiang Branch, Swift BIC: ICBKCNBJZJP, IID No. 307911, Account No. 1204070009814017930 via Swift to Seller’s account no 23 04 046 with Commerzbank AG Frankfurt BLZ: 506 400 15 SWIFT: COBA DE FF 506 as follows:

1st Instalment:

                                                         :

–	Sellers commercial invoice signed in 1 original and 4 Copies, indicating the contract no. and shipping mark, the total contract value and the amount claimed under this instalment.

Contract Renesola / ALD 14.10.06

2nd Instalment:

        % of the total contract value pro rata delivery cash against documents (CID) according to ICC 500.

3rd Instalment:

10 % of the total contract amount pro rata acceptance of each of the furnaces against presentation of the respective final invoice, latest however 4 months after date of FOB delivery of the respective furnace in case acceptance protocol could not be signed for reason not attributable to the Seller. The 3rd instalment is automatically valid for each furnace which is used for production by the Buyer.

All the banking charges incurred in China shall be borne by the Buyer while all the banking charges incurred outside China shall be borne by the Seller.

10	SHIPMENT:

It is understood that delivery of the furnaces requires receipt of down payment and receipt of the shipping rate (3rd instalment) for the lot previously shipped.

Provided the respective payment have been received in time the Seller shall arrange FOB delivery within the time of shipment as per clause 5 from the port of shipment to the port of destination. Trans shipment is prohibited. Partial shipments are allowed. Within 7 working days after date of Bill of Lading for each shipment, the Seller shall send the following documents via COMMERZBANK Frankfurt to Industrial and Commercial Bank of China, Zhejiang Branch requesting them to release the following documents to the Buyer against irrevocable payment of the shipment rate to Seller’s account:

–	Seller’s commercial invoice signed in 4 originals, indicating the contract no. and shipping mark,

–	Full set of 3/3 original clean on board Bills of Lading marked “Freight to collect”, indicating Contract No. and shipping mark made out to order and blank endorsed, notifying the Buyer,

–	Packing List in 2 originals and 2 copies issued by the Seller with indication of gross weight, net weight, dimension of each package, number of packages and content of each package.

–	Certificate of Quality and Quantity issued by the Seller, three originals

–	Certificate of Origin in one original and two copies

Contract Renesola / ALD 14.10.06

One copy of fax to the Buyer, advising particulars of shipment within 3 working days after date of B/L is made as per the stipulations of Clause 11.2.

11	LATE DELIVERY AND LIQUIDATED DAMAGES:

Should the Seller fail to make delivery (i.e. shipment on board the vessel as per Clause 5. above) on time as stipulated in the contract, with exception of Force Majeure causes specified in Clause 15 of this contract or delays not imputable to Seller, the Buyer shall agree to postpone the delivery on condition that he is entitled to claim from Seller Liquidated Damages. After an initial grace period of 2 weeks, the rate of Liquidated Damages is charged at 0,5% of the value of the goods being in delay for every complete week of delay. Such Liquidated Damages, however, shall not exceed 5,0% of the total value of the Goods involved in the late delivery.

In case the time of delivery is delayed for more than 4 months for reason solely attributable to the Seller, the Buyer has the right to terminate the contract for the furnaces being in such delay. In such a case the Seller has to repay the down payment received for this furnace(s) and has to pay the respective penalty to the Buyer.

Further liabilities of the Seller for delay are excluded.

12	INSPECTION AND TESTING:

10.1.

The Seller shall invite the Buyer in time to attend the inspection and testing procedure in German as described in Chapter 5 of the Annex 1 of the technical specification for the 1st two Furnaces produced. The Buyer shall furnish all raw material and consumables as described in Chapter 5.2 of Annex 1 in time and in the required quality and quantity. The Inspection and testing period is scheduled to be completed in 2 (two) weeks time. The delegation of the Buyer shall consist of up to 5 persons (including 1 interpreter). In case the specialist of the Buyer does not attend the testing procedure the Seller has the right to perform the tests without the presence of the Buyer.

12.3	After arrival of the goods on Buyer’s site, the Buyer, with the Seller’s representatives ( if requested by the Seller and if Seller’s representative arrives in time), has the right to apply to the Beijing Entry-Exit Inspection and Quarantine (hereinafter referred to as the Entry-Exit Inspection) for a preliminary inspection in respect of the quality, specifications and quantity/weight of the goods and a Survey Report shall be issued therefore. If discrepancies are found by the Entry-Exit Inspection regarding specifications of the quantity or both, except when the responsibilities lie with insurance company or shipping company, the Buyer shall, within 60 days after arrival of the goods on Buyer’s site, have the right to claim against the Seller.

Should the quality and specifications of the goods be not in conformity with contract or should the goods prove defective within the warranty period stipulated in Clause 13 for any reason imputable to Seller, the Buyer shall arrange for a survey to be carried out by the Entry-Exit Inspection and have the right to claim against the Seller on the strength of the Survey Report.

Contract Renesola / ALD 14.10.06

11.4	Final acceptance testing of the Furnaces shall be carried out as per Chapter 7 of Annex 1. Final acceptance shall take place for each of the delivered furnace independently.

13	SHIPPING ADVICE

The Seller shall, within 3 working days after B/L-date, advise the Buyer by fax of the Contract No., commodity, quantity, number of package, invoiced value, gross weight, name of vessel, date of B/L and B/L- number, and estimated date of arrival etc.

14	WARRANTY AND QUALITY:

Seller warrants that the equipment will be constructed in a workmanlike manner, that it is free from defects in material and manufacture and that, at the time Seller tenders delivery at the destination point, it will conform substantially to the Specifications and Designs.

If within 12 months after this first start-up at Buyer’s site or within 16 months from FOB delivery or notification that the equipment is ready for dispatch, whichever is earlier, any item of the equipment proves to be defective by reason of wrong choice of material, bad workmanship or faulty design, and such reasons are attributable to Seller, Seller at his choice and expense, and upon Buyer’s prompt written notice - which is to be given at the latest within fourteen (14) days from the discovery of such defect - shall replace the defective item by a new one or repair it within a reasonable time after receipt of buyer’s notice.

It is agreed and understood that the warranty period starts and end of each of the delivered furnaces independently.

It is clearly understood that Seller’s responsibility for parts fabricated locally and / or bought by Buyer according to Seller’s engineering instructions is limited to the submitted design and engineering.

Seller’s warranty does not cover parts which are subject to normal wear and tear as well as damages due to improper or negligent handling of equipment or due to deviations from Seller’s operating instructions.

The foregoing warranties are definite and Seller makes no other warranties with respect to the equipment, expressed or implied, including no warranty of merchantability or of fitness for a particular purpose.

15	FORCE MAJEURE:

The contract parties shall be released from liability for partial or complete non-fulfilment of their obligations hereunder if due to Acts of God/Force Majeure, including but not

Contract Renesola / ALD 14.10.06

limited to war, fire, flood, typhoon, earthquake, strike, embargo or governmental acts or interference’s. In such an event, the contract party suffering from such event shall promptly notify the other contract party in writing of the beginning and cessation of the circumstances preventing performance, and the time for fulfilment of the contractual obligations shall be extended for a period of time equal to that during which such circumstances have lasted, or for such other reasonable period as the contract parties may agree upon. In addition, within fourteen days after the party’s notification of a Force Majeure event, such party shall send by airmail to the other party a certificate issued by the Competent Government Authorities or Chamber of Commerce where the event occurs as evidence thereof.

Should the Force Majeure period exceed 40 consecutive weeks, either contract party shall have the right to cancel the contract. No liability or penalty shall be imposed on the party suffering from such an event for damages of any kind incurred or sustained by the other party from delays in the performance of this contract for the reasons stated above.

16	ARBITRATION:

AU disputes in connection with this contract or the execution thereof shall be settled through friendly negotiations. In case no settlement can be reached, the case may then be submitted for arbitration in Stockholm in accordance with the arbitral rules promulgated by the Arbitration Commission (ICC, Paris rules). The arbitration shall take place in Stockholm, Sweden and the decision of the Arbitration Commission shall be final and binding upon both parties; neither party shall seek recourse to a law court nor other authorities to appeal for revision of the decision. Or the arbitration may be settled in a third country mutually agreed upon by both parties. Arbitration fee shall be borne by the losing party. The contract shall be governed by the substantive law of Sweden.

17	EFFECTIVENESS OF CONTRACT:

This contract shall become effective upon

–	signature of this contract by both parties, and

.

18	TAXES AND DUTIES:

18.1	All taxes in connection with the execution of this contract levied by the Chinese Government on the Buyer in accordance with the tax laws in effect shall be borne by the Buyer.

18.2	All taxes arising outside of China in connection with the execution of this contract shall be borne by the Seller.

Contract Renesola / ALD 14.10.06

19	GENERAL LIABILITY:

Liability for damage to persons or property is accepted by the Seller only to the extent covered by the existing insurance (third party liability insurance) concluded by the Seller. This third party liability insurance for any one insured event and annual aggregate shall provide insurance cover up to a limit of € 10.000.000,— for bodily injury and property damage.

Any liability by Seller for consequential damages, loss of profit, or any other indirect losses or damages is expressly excluded, to the extent that the Seller does not infringe on compulsory law.

20	PASSAGE OF RISK

The risk of loss passes to the Buyer according to the provisions of the Incoterms 2000, applicable for the delivery condition as stipulated in this contract.

21	PASSING OF TITLE

The Seller reserves the right of ownership for all deliveries made and services rendered under the contract until payment of the contract price has been made in full by the BUYER.

The Buyer shall co-operate in any measures necessary for the protection of Buyer’s title, in particular reservation of title in the required form in public registers or similar records, all in accordance with relevant laws.

22	SECRECY

The Secrecy Agreement signed on September 29, 2006 shall apply to all information exchanged under this contract.

23	APPENDICES

The following Appendices form an integral part of this contract:

Annex 1
Annex 2

24

IN WITNESS THEREOF, this contract is signed by all parties in two original copies, each party holds one copy. The Appendices of this contract shall be an integral part of the contract and have the same validity as the contract. In case of any discrepancies, the wording of this contract shall govern. Attached to the contract or integrated into is a Chinese translation of the contract language. This translation is for reference only and in any case the English version shall govern.

Contract Renesola / ALD 14.10.06

THE BUYER:	THE SELLER:

Zhejiang Yuhui Solar Energy Source Co., Ltd (ReneSola) No.8 Baoqun Road Yaozhuang Industrial Park, Jiashan Country, Zhejiang Provinec, 314117 China	ALD VACUUM TECHNOLOGIES GmbH Wilhelm Rohn Str. 35 63450 Hanau, Germany

/s/ Xianshou Li	/s/
Signature	Signature

Zhejiang Yuhui Solar Energy Source Co., Ltd. (Seal)

Jiashan January 26, 2007	Jiashan January 26, 2007

Contract Renesola / ALD 14.10.06

Contract No.	Quantity	Amount	Time of Shipment	Payment Term	Inspection and Testing	Effectiveness of Contract	Appendices	Option
32-000061-01	Ten (10) Silicon Crystalline Units	EUR 5,400,000 In words: EUR Five Million Four Hundred Thousand Only

2 Furnace (No. 1 to 2): within 5 (five) months after coming into force of contract

4 Furnace (No. 3 to 6): within 6 (six) months after coming into force of contract

4 Furnace (No. 7 to 10): within 7 (seven) months after coming into force of contract

				1st Instalment: 50% of the total contract amount as down payment within 10 days after the contract has been signed by both parties against Seller’s presentation of: 2nd Instalment: 40%	The Buyer shall furnish all raw material and consumables as described in Chapter 5.2 of Annex 1 in time and in the required quality and quantity. The Inspection and testing period is scheduled to be completed in 2 (two) weeks time.

Seller’s written confirmation to Buyer that either no export license is presently required or that the export license has been received by the Seller from the competent authorities in Germany.

Seller’s receipt of the down payment (1st instalment) as per clause 9

Should this contract not become effective by November 30, 2006, the prices and terms of this contract have to be re-negotiated.

							Annex 1: Technical Specification No. SCU 400 No. 32-000061-01 Rev. A Annex 2: Price sheet Annex 3: List of Spare Parts	Buyer has the right to place an order for a batch of further 10 furnace on the same conditions as per this contract, except the provision under item 5.2. of Annex 1, described hereunder for a total lump sum price of € 5.300.000,-- (without spares). provided such contract will not come into force later than August 31, 2007. This price shall be adjusted to the price of furnace base materials at fair value from the time of this order until the time the future order. For the price adjustment formula the relevant indices published in Germany for furnace base materials and production cost for this type of equipment will be used.

32-000075-01 C II	Ten (10) Silicon Crystalline Units	EUR 5,400,000 In words: EUR Five Million Four Hundred Thousand Only

Under the condition that the down payment as per Article 9 is credit at Sellers account not later than 09.02.07 and payment has been advised not later than February 02.2007 the delivery time will be as follows:

5 Furnace (No. 1-5): 18.06.2007

5 Furnace (No. 6-10): 18.07.2007

In case of a delay in receipt and/or advise of the down payment, the time of delivery is prolonged by an appropriate period.

1st Instalment:

40% of the total contract amount as down payment to be received by the Seller not later than February 09 2007, whereas the Buyer shall advice the release of the payment not later than February 02, 2007 against Seller’s presentation of

2nd Instalment:

50%

/

Seller’s receipt of the down payment (1st instalment as per Clause 9)

Should this contract not become effective by February 9, 2007, the prices and terms of this contract have to be re-negotiated. Buyer shall advice release of the payment to Buyer’s account not later than February 2, 2007.

				Annex 1: Price sheet Annex 2: Technical Specification No. SCU 400 No. 32-000075-01 C II	/

32-000075-01 C III	Twelve (12) Silicon Crystalline Units	EUR 6,480,000 In word: Six Million, four hundred and Eighty Thousand Only

Under the condition that the down payment as per Article 9 is credit at Sellers account not later than March 14, 2007 and payment has been advised not later than March 07, 2007 the delivery time will be as follows:

6 Furnace (No. 1-6): 18.08.2007

6 Furnace (No. 7-12): 18.09.2007

In case of a delay in receipt and/or advise of the down payment, the time of delivery is prolonged by an appropriate period

			1st Instalment: 40% of the total contract amount as down payment to be received by the Seller not later than February 28 2007 against Seller’s presentation of 2nd Instalment: 50%	/

-confirmation that the contract shall be put into force, in writing by the Buyer to Seller and

-confirmation that the contract shall be put into force, in writing by the Seller to the Buyer and

-Seller’s receipt of the down payment (1st instalment as per Clause 9)

Both Parties shall exchange their willingness to put the contract into force not later than February 28, 2007.

The Buyer shall advice the release of the down payment to the Seller not later than March 14, 2007

Should this contract not become effective by March 14, 2007, the prices and terms of this contract have to be re-negotiated.

					Annex 1: Price sheet Annex 2: Technical Specification No. SCU 400 No. 32-000075-01 C III	/